Exhibit 99.1

FOR IMMEDIATE RELEASE                Contact:
Jack McGinnis
+1.414.906.7977
jack.mcginnis@manpowergroup.com

ManpowerGroup Reports 4th Quarter and Full Year 2018 Results
MILWAUKEE, January 31, 2019 -- ManpowerGroup (NYSE: MAN) today reported net earnings of $2.54 per diluted share for the three months ended December 31, 2018 compared to $3.22 per diluted share in the prior year period. The net earnings in the quarter were $158.3 million compared to $216.3 million a year earlier. Revenues for the fourth quarter totaled $5.4 billion, a decrease of 4% from the year earlier period.

Financial results in the quarter were impacted by the sale of our non-core language translation business in the Netherlands. The gain on sale of this business positively impacted earnings per share by 10 cents in the fourth quarter. Financial results in the prior year period were significantly impacted by discrete net tax benefits primarily related to U.S. tax reform through the enactment of the Tax Cuts and Jobs Act in the fourth quarter of 2017. Discrete net tax benefits positively impacted earnings per share by $1.10 in the fourth quarter of 2017.

Financial results in the quarter were also impacted by the stronger U.S. dollar relative to foreign currencies compared to the prior year period. On a constant currency basis, revenues decreased 1% and net earnings per diluted share decreased 18%. Excluding the gain on sale of the language translation business in the quarter and the discrete net tax benefits in the prior year period, on a constant currency basis, net earnings per diluted share increased 20%. Earnings per share in the quarter were negatively impacted 11 cents by changes in foreign currencies compared to the prior year.

Jonas Prising, ManpowerGroup Chairman & CEO, said, “The fourth quarter results reflect a more challenging environment, particularly in Europe. Our performance demonstrates our capability to respond rapidly as market dynamics in some parts of the world change.  We are confident in our ability to manage in a more uncertain environment and believe our market-leading global footprint and extensive portfolio of workforce solutions will continue to serve us well and provide us with opportunities for profitable growth.

“We are anticipating diluted earnings per share in the first quarter of 2019 to be in the range of $1.30 to $1.38, which includes an estimated unfavorable currency impact of 13 cents,” Prising stated.

Net earnings for the year ended December 31, 2018 were $556.7 million, or $8.56 per diluted share compared to net earnings of $545.4 million, or $8.04 per diluted share in the prior year. The year to date period included restructuring costs which reduced earnings per share by 46 cents. The prior year to date period included restructuring costs which reduced earnings per share by 41 cents and discrete income tax benefits which increased earnings per share by $1.31. Revenues for the year were $22.0 billion, an increase of 5% from the prior year in reported U.S. dollars or 2% in constant currency. Earnings per share for the year were positively impacted 8 cents by changes in foreign currencies compared to the prior year, or 12 cents excluding the restructuring costs. Earnings per share for the year were also positively impacted 10 cents by the gain on sale of the language translation business.

In conjunction with its fourth quarter and full year earnings release, ManpowerGroup will broadcast its conference call live over the Internet on January 31, 2019 at 7:30 a.m. CST (8:30 a.m. EST). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpowergroup.com/ in the section titled “Investor Relations.”

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/ .

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands - Manpower®, Experis®, Right Management® and ManpowerGroup® Solutions - creates substantially more value for candidates and clients across 80 countries and territories and has done so for 70 years. In 2018, ManpowerGroup was named one of the World's Most Ethical Companies for the ninth year and one of Fortune's Most Admired Companies for the seventeenth year, confirming our position as the most trusted and admired brand in the industry. See how ManpowerGroup is powering the future of work: www.manpowergroup.com

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2017, which information is incorporated herein by reference.

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ManpowerGroup
Results of Operations
(In millions, except per share data)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2018	2017	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,393.2	$5,637.5	-4.3%	-0.7%
Cost of services	4,512.9	4,703.0	-4.0%	-0.3%
Gross profit	880.3	934.5	-5.8%	-2.4%
Selling and administrative expenses	662.4	697.1	-5.0%	-1.8%
Operating profit	217.9	237.4	-8.2%	-4.3%
Interest and other expenses	3.6	13.4	-72.5%
Earnings before income taxes	214.3	224.0	-4.4%	-0.3%
Provision for income taxes	56.0	7.7	622.2%
Net earnings	$158.3	$216.3	-26.8%	-23.6%
Net earnings per share - basic	$2.56	$3.26	-21.5%
Net earnings per share - diluted	$2.54	$3.22	-21.1%	-17.7%
Weighted average shares - basic	61.9	66.4	-6.8%
Weighted average shares - diluted	62.3	67.3	-7.4%

(a) Revenues from services include fees received from our franchise offices of $6.5 million and $6.2 million for the three months ended December 31, 2018 and 2017, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $267.2 million and $270.5 million for the three months ended December 31, 2018 and 2017, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Three Months Ended December 31
			% Variance
			Amount	Constant
	2018	2017	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$632.3	$666.3	-5.1%	-5.1%
Other Americas	411.9	405.5	1.6%	14.0%
	1,044.2	1,071.8	-2.6%	2.1%
Southern Europe:
France	1,430.6	1,501.7	-4.7%	-1.7%
Italy	403.8	428.9	-5.9%	-2.8%
Other Southern Europe	459.6	468.4	-1.9%	2.5%
	2,294.0	2,399.0	-4.4%	-1.1%
Northern Europe	1,272.6	1,418.1	-10.3%	-6.6%
APME	732.3	695.2	5.3%	8.9%
Right Management	50.1	53.4	-6.3%	-4.0%
	$5,393.2	$5,637.5	-4.3%	-0.7%
Operating Unit Profit:
Americas:
United States	$32.7	$37.8	-13.4%	-13.4%
Other Americas	20.3	19.8	2.7%	16.1%
	53.0	57.6	-7.9%	-3.3%
Southern Europe:
France	80.9	81.1	-0.2%	3.0%
Italy	28.3	34.5	-17.7%	-15.1%
Other Southern Europe	17.4	18.0	-3.9%	0.7%
	126.6	133.6	-5.2%	-2.0%
Northern Europe	40.9	45.4	-9.8%	-6.2%
APME	27.3	28.1	-2.7%	-0.3%
Right Management	9.4	10.6	-12.1%	-10.3%
	257.2	275.3
Corporate expenses	(31.0)	(28.9)
Intangible asset amortization expense	(8.3)	(9.0)
Operating profit	217.9	237.4	-8.2%	-4.3%
Interest and other expenses (b)	(3.6)	(13.4)
Earnings before income taxes	$214.3	$224.0

(a) In the United States, revenues from services include fees received from our franchise offices of $4.2 million and $3.8 million for the three months ended December 31, 2018 and 2017, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $165.6 million and $164.3 million for the three months ended December 31, 2018 and 2017, respectively.

(b) The components of interest and other expenses were:
	2018	2017
Interest expense	$9.9	$13.0
Interest income	(1.9)	(1.4)
Foreign exchange (gain) loss	(1.4)	0.4
Miscellaneous (income) expense, net	(3.0)	1.4
	$3.6	$13.4

ManpowerGroup
Results of Operations
(In millions, except per share data)

	Year Ended December 31
			% Variance
			Amount	Constant
	2018	2017	Reported	Currency
	(Unaudited)
Revenues from services (a)	$21,991.2	$21,034.3	4.5%	2.5%
Cost of services	18,412.2	17,549.7	4.9%	2.8%
Gross profit	3,579.0	3,484.6	2.7%	0.9%
Selling and administrative expenses	2,782.3	2,695.4	3.2%	1.3%
Operating profit	796.7	789.2	0.9%	-0.4%
Interest and other expenses	42.0	51.9	-19.1%
Earnings before income taxes	754.7	737.3	2.4%	1.1%
Provision for income taxes	198.0	191.9	3.2%
Net earnings	$556.7	$545.4	2.1%	1.1%
Net earnings per share - basic	$8.62	$8.13	6.0%
Net earnings per share - diluted	$8.56	$8.04	6.5%	5.5%
Weighted average shares - basic	64.6	67.1	-3.7%
Weighted average shares - diluted	65.1	67.9	-4.1%

(a) Revenues from services include fees received from our franchise offices of $24.1 million and $23.7 million for the years ended December 31, 2018 and 2017, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $1,056.6 million and $1,029.8 million for the years ended December 31, 2018 and 2017, respectively.

ManpowerGroup
Operating Unit Results
(In millions)

	Year Ended December 31
			% Variance
			Amount	Constant
	2018	2017	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$2,522.3	$2,659.0	-5.1%	-5.1%
Other Americas	1,637.0	1,557.4	5.1%	12.4%
	4,159.3	4,216.4	-1.4%	1.3%
Southern Europe:
France	5,827.7	5,477.2	6.4%	1.9%
Italy	1,670.6	1,475.9	13.2%	8.3%
Other Southern Europe	1,873.3	1,703.9	9.9%	6.8%
	9,371.6	8,657.0	8.3%	4.0%
Northern Europe	5,370.5	5,306.4	1.2%	-2.0%
APME	2,890.3	2,636.4	9.6%	9.4%
Right Management	199.5	218.1	-8.5%	-9.4%
	$21,991.2	$21,034.3	4.5%	2.5%
Operating Unit Profit:
Americas:
United States	$130.8	$152.1	-14.0%	-14.0%
Other Americas	73.1	61.2	19.6%	27.9%
	203.9	213.3	-4.4%	-2.0%
Southern Europe:
France	290.4	280.0	3.7%	0.2%
Italy	111.1	104.5	6.3%	1.9%
Other Southern Europe	66.1	59.4	11.1%	9.9%
	467.6	443.9	5.3%	1.9%
Northern Europe	122.7	140.1	-12.4%	-12.8%
APME	114.8	98.9	16.0%	15.6%
Right Management	32.8	36.0	-9.1%	-9.2%
	941.8	932.2
Corporate expenses	(110.0)	(108.4)
Intangible asset amortization expense	(35.1)	(34.6)
Operating profit	796.7	789.2	0.9%	-0.4%
Interest and other expenses (b)	(42.0)	(51.9)
Earnings before income taxes	$754.7	$737.3

(a) In the United States, revenues from services include fees received from our franchise offices of $15.0 million and $14.8 million for the years ended December 31, 2018 and 2017, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $651.2 million and $651.9 million for the years ended December 31, 2018 and 2017, respectively.

(b) The components of interest and other expenses were:
	2018	2017
Interest expense	$47.0	$49.4
Interest income	(6.0)	(4.8)
Foreign exchange loss	1.4	0.8
Miscellaneous (income) expense, net	(0.4)	6.5
	$42.0	$51.9

ManpowerGroup
Consolidated Balance Sheets
(In millions)

	Dec. 31	Dec. 31
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$591.9	$689.0
Accounts receivable, net	5,276.1	5,370.5
Prepaid expenses and other assets	129.1	111.7
Total current assets	5,997.1	6,171.2
Other assets:
Goodwill	1,297.1	1,343.0
Intangible assets, net	246.3	284.0
Other assets	826.7	927.7
Total other assets	2,370.1	2,554.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	613.6	633.4
Less: accumulated depreciation and amortization	461.0	475.7
Net property and equipment	152.6	157.7
Total assets	$8,519.8	$8,883.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,266.7	$2,279.4
Employee compensation payable	209.7	230.6
Accrued liabilities	411.0	490.9
Accrued payroll taxes and insurance	729.8	794.7
Value added taxes payable	508.6	545.4
Short-term borrowings and current maturities of long-term debt	50.1	469.4
Total current liabilities	4,175.9	4,810.4
Other liabilities:
Long-term debt	1,025.3	478.1
Other long-term liabilities	620.1	737.5
Total other liabilities	1,645.4	1,215.6
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,337.5	3,302.6
Retained earnings	3,157.7	2,713.0
Accumulated other comprehensive loss	(399.8)	(288.2)
Treasury stock, at cost	(3,471.7)	(2,953.7)
Total ManpowerGroup shareholders' equity	2,624.9	2,774.9
Noncontrolling interests	73.6	82.7
Total shareholders' equity	2,698.5	2,857.6
Total liabilities and shareholders' equity	$8,519.8	$8,883.6

ManpowerGroup
Consolidated Statements of Cash Flows
(In millions)

	Year Ended
	December 31
	2018	2017
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$556.7	$545.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	85.8	84.4
Deferred income taxes	(11.9)	(196.8)
Provision for doubtful accounts	23.0	18.1
Share-based compensation	27.8	28.7
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(146.4)	(544.9)
Other assets	58.7	(68.6)
Other liabilities	(110.6)	534.6
Cash provided by operating activities	483.1	400.9
Cash Flows from Investing Activities:
Capital expenditures	(64.7)	(54.7)
Acquisitions of businesses, net of cash acquired	(9.1)	(32.7)
Proceeds from the sale of investments, property and equipment	18.9	12.9
Cash used in investing activities	(54.9)	(74.5)
Cash Flows from Financing Activities:
Net change in short-term borrowings	3.5	5.5
Proceeds from long-term debt	583.3	0.1
Repayments of long-term debt	(408.6)	(0.4)
Payments for debt issuance costs	(2.5)	—
Payments of contingent consideration for acquisitions	(18.6)	(13.0)
Proceeds from share-based awards and other equity transactions	5.2	44.2
Payments to noncontrolling interests	(1.9)	(10.0)
Other share-based award transactions	(17.3)	(18.1)
Repurchases of common stock	(500.7)	(203.9)
Dividends paid	(127.3)	(123.7)
Cash used in financing activities	(484.9)	(319.3)
Effect of exchange rate changes on cash	(40.4)	83.4
Change in cash and cash equivalents	(97.1)	90.5
Cash and cash equivalents, beginning of period	689.0	598.5
Cash and cash equivalents, end of period	$591.9	$689.0